Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Authorizes Stock Repurchase Program

REDDING, California, March 20, 2014 / PR Newswire — Randy Eslick, President and Chief Executive Officer of Bank of Commerce Holdings (NASDAQ:BOCH) (the “Company”), a $956 million bank holding company and parent company of Redding Bank of Commerce™ (the “Bank”), today announced that the Board of Directors has authorized the repurchase of up to 700,000 shares, or 5% of the Company’s outstanding shares of common stock as of March 18, 2014, over a twelve-month period.

“This newly authorized stock repurchase plan, the fourth in the last two years, continues to provide us with an efficient tool to enhance shareholder value.” said Mr. Eslick.

The stock repurchase plan is effective immediately and authorizes the Company to conduct open market purchases or privately negotiated transactions from time to time when, at management’s discretion, it is determined that market conditions and other factors warrant such purchases. There is no guarantee as to the exact number of shares to be purchased, and the stock repurchase plan may be modified, suspended, or terminated without prior notice. The stock repurchase will be funded from existing cash balances.

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Redding, California and is the parent company for Redding Bank of Commerce™ which operates under two separate names (Redding Bank of CommerceTM and Sacramento Bank of Commerce, a division of Redding Bank of Commerce). The Bank is an FDIC insured California banking corporation providing commercial banking and financial services through four offices located in Northern California. The Bank opened on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH.”

Forward-Looking Statements

Bank of Commerce Holdings wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. This news release includes statements by the Company, which describe management’s expectations and developments, which may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s public filings, factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on the Company than expected and adversely affect the Company’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new banks and/or branches are lower than expected; (4) our concentration in real estate lending; (5) competitive pressure among financial institutions increases significantly; (6) legislation or regulatory requirements or changes adversely affect the businesses in which the Company is engaged; and (7) technological changes could expose us to new risks.

Investment firms making a market in BOCH stock are:

Raymond James Financial

John T. Cavender

555 Market Street

San Francisco, CA 94105

(800) 346-5544

Sandler O’Neill + Partners, L.P.

Brian Sullivan

1251 Avenue of the Americas, 6th Floor

New York, NY 10022

(212) 466-8022

McAdams Wright Ragen, Inc.

Joey Warmenhoven

1211 SW Fifth Avenue, Suite 1400

Portland, OR 97204

(866) 662-0351

Stifel Nicolaus

Perry Wright

1255 East Street, Suite 100

Redding, CA 96001

(530) 244-7199

FIG Partners

Mike Hedrei

1175 Peachtree Street NE #100

Colony Square, Suite 2250

Atlanta, GA 30361

(212) 899-5217

Contact Information:

Randy Eslick, President and Chief Executive Officer

Telephone Direct (530) 722-3900

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer / Chief Financial Officer

Telephone Direct (530) 722-3952

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959